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                                                                    Exhibit 23.2





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this registration statement of our report dated April 7, 1997 (except with respect to the matter described in Note 15, as to which the date is September 22, 1998), regarding Vistar, Inc. and to all references to our Firm included in this registration statement.


                                             ARTHUR ANDERSEN LLP

Chicago, Illinois

October 19, 1998